Media Contact:
Dana Stelsel
Director, Corporate Communications
(765) 771-5766
dana.stelsel@wabashnational.com

Investor Relations:
Ryan Reed
Director, Investor Relations
(765) 490-5664
ryan.reed@wabashnational.com

Wabash National Corporation Announces Second Quarter 2020 Results

▪Second quarter revenue of $339M, earnings per share of $0.00
▪Rapid cost containment leads to exceptional decremental margin management at 15%
▪Liquidity position strengthens sequentially, repaid previous advances on revolver
▪Second quarter backlog of approximately $750 million gives visibility into the second half of 2020
▪Anticipate positive free cash flow in 2020, remain committed to dividend

LAFAYETTE, Ind. – July 29, 2020 – Wabash National Corporation (NYSE: WNC), the innovation leader of engineered solutions for the transportation, logistics and distribution industries, today reported results for the quarter ended June 30, 2020.
Net sales for the second quarter 2020 were $339.2 million as operations were able to maintain productivity levels in the face of unprecedented business and operating conditions brought on by COVID-19. Additionally, customer pick-ups of new equipment improved following disruption seen during the first quarter in the lead-up to COVID-19-related shutdowns. Operating income was $6.0 million during the quarter as rapid implementation of cost control measures limited decremental margins to 15 percent. Earnings per share was $0.00 for the second quarter.
Total Company backlog as of June 30, 2020 was approximately $750 million compared to backlog of approximately $1.0 billion ending March 2020 as normal seasonal trends indicate an expected sequential softening in backlog during the second quarter.
“The second quarter was the most uniquely challenging time I've experienced in my career. Balancing continued operations to support our customers during a global pandemic while implementing meaningful short-term cost control measures as well as longer-term initiatives to optimize our organizational structure took a remarkable level of dedication from every level of our organization, and I'd like to acknowledge the tremendous efforts of our people,” said Brent Yeagy, president and chief executive officer. "To limit decremental margins to fifteen percent during the second quarter reflects the dedication of our people as well as the long-term improvements we've made to our business portfolio and within our operating system. The cost reductions we've made allow us to control expense in the short-term while preserving the business' ability to quickly accelerate when market conditions invariably improve."
Liquidity as of the end of the second quarter was $304 million with cash of $136 million and a fully untapped revolving credit line of $168 million following the second quarter repayment of a proactive drawdown of the revolver during the first quarter. Overall liquidity increased by $27 million sequentially as positive cash flow from operations was supplemented by a release of working capital. The Company's nearest debt maturity, amounting to $135 million, is in March of 2022. Additionally, the Company's debt carries no financial covenants.
"Our backlog combined with second quarter shipments shows that orders continued to flow at a moderate pace during the second quarter, which normally sees sales outpace new orders. We continue to be pleased with the state of our order book and the visibility it provides for the second half of the year," continued Yeagy. "Our goal for 2020 remains positive free cash flow generation and our second quarter results serve to strengthen our expectations of achieving that target. We aim to demonstrate how our free cash flow profile has improved from previous cycles by maintaining our dividend through this challenging time and continuing to deploy capital in the best interest of our long-term shareowners."
Business Segment Highlights
The table below is a summary of select segment operating and financial results prior to the elimination of intersegment sales for the second quarter of 2020 and 2019. A complete disclosure of the results by individual segment is included in the tables following this release.

	Commercial Trailer Products		Diversified Products		Final Mile Products
Three Months Ended June 30,	2020	2019	2020	2019	2020	2019
	(dollars in thousands)
New trailers shipped	8,000	14,250	400	750	—	—
Net sales	$232,254	$400,864	$63,951	$97,026	$50,832	$134,817
Gross profit	$22,392	$46,906	$10,761	$20,123	$1,963	$21,289
Gross profit margin	9.6%	11.7%	16.8%	20.7%	3.9%	15.8%
Income (loss) from operations	$18,599	$39,918	$2,242	$8,911	$(6,569)	$9,221
Income (loss) from operations margin	8.0%	10.0%	3.5%	9.2%	(12.9%)	6.8%
Commercial Trailer Products’ net sales for the second quarter were $232.3 million, a decrease of 42.1 percent as compared to the prior year quarter as a result of a reduction in market demand. Operating income was $18.6 million or 8.0% of sales during the quarter.
Diversified Products’ net sales for the second quarter were $64.0 million, a decrease of 34.1 percent as compared to the prior year as a result of lower market demand. Operating income was $2.2 million or 3.5 percent of sales during the quarter.
Final Mile Products’ net sales for the second quarter totaled $50.8 million, a decrease of 62.3 percent, as compared to the prior year, due to softer market demand. Operating loss was $6.6 million during the quarter as a result of weaker volume leverage over fixed costs.

Non-GAAP Measures
In addition to disclosing financial results calculated in accordance with United States generally accepted accounting principles (GAAP), the financial information included in this release contains non-GAAP financial measures, including operating EBITDA, adjusted operating income (loss), adjusted net (loss) income and adjusted earnings per share. These non-GAAP measures should not be considered a substitute for, or superior to, financial measures and results calculated in accordance with GAAP, including net (loss) income, and reconciliations to GAAP financial statements should be carefully evaluated.
Operating EBITDA is defined as earnings before interest, taxes, depreciation, amortization, stock-based compensation, impairment and other, net, and other non-operating income and expense. Management believes providing operating EBITDA is useful for investors to understand the Company’s performance and results of operations period to period with the exclusion of the items identified above. Management believes the presentation of operating EBITDA, when combined with the GAAP presentations of operating income (loss) and net (loss) income, is beneficial to an investor’s understanding of the Company’s operating performance. A reconciliation of operating EBITDA to net (loss) income is included in the tables following this release.

Free cash flow is defined as net cash provided by operating activities minus capital expenditures. Management believes providing free cash flow is useful for investors to understand the Company’s performance and results of cash generation period to period with the exclusion of the item identified above. Management believes the presentation of free cash flow, when combined with the GAAP presentations of cash provided by operating activities, is beneficial to an investor’s understanding of the Company’s operating performance. A reconciliation of free cash flow to cash provided by operating activities is included in the appendix to this release.

Adjusted operating income (loss), a non-GAAP financial measure, excludes certain costs, expenses, other charges, gains or income that are included in the determination of operating income (loss) under U.S. GAAP, but that management would not consider important in evaluating the quality of the Company’s operating results as they are not indicative of the Company’s core operating results or may obscure trends useful in evaluating the Company’s continuing activities. Accordingly, the Company presents adjusted operating income (loss) excluding these Special Items to help investors evaluate our operating performance and trends in our business consistent with how management evaluates such performance and trends. Further, the Company presents adjusted operating income (loss) to provide investors with a better understanding of the Company’s view of our results as compared to prior periods. A reconciliation of adjusted operating income (loss) to operating income (loss), the most comparable GAAP financial measure, is included in the tables following this press release.
Adjusted net (loss) income and adjusted earnings per basic (2020) or diluted (2019) share, each reflect adjustments for non-cash impairment and other, net, and the related tax effects of these adjustments. Management believes providing adjusted measures and excluding certain items facilitates comparisons to the Company’s prior year periods and, when combined with the GAAP presentation of net (loss) income and basic (2020) and diluted (2019) net (loss) income per share, is beneficial to an investor’s understanding of the Company’s performance. A reconciliation of each of adjusted net (loss) income and adjusted earnings per basic or diluted share to net (loss) income and net (loss) income per basic or diluted share is included in the tables following this release.
Second Quarter 2020 Conference Call
Wabash National will discuss its results during its quarterly investor conference call on Wednesday, July 29, 2020, beginning at 10:00 a.m. EDT.  The call and an accompanying slide presentation will be accessible on the "Investors" section of the Company’s website www.wabashnational.com. The conference call will also be accessible by dialing (844) 778-4139, conference ID 5580198. A replay of the call will be available on the site shortly after the conclusion of the presentation.
About Wabash National Corporation
Headquartered in Lafayette, Indiana, Wabash National Corporation (NYSE: WNC) is a diversified industrial manufacturer and a leading producer of semi-trailers, truck bodies and liquid transportation systems. Established in 1985, the Company manufactures a diverse range of products including: dry freight and refrigerated trailers, platform trailers, bulk tank trailers, dry and refrigerated truck bodies, truck-mounted tanks, intermodal equipment, structural composite panels and products, trailer aerodynamic solutions, and specialty food grade and pharmaceutical equipment. Its innovative products are sold under the following brand names: Wabash National®, Beall®, Benson®, Brenner® Tank, Bulk Tank International, DuraPlate®, Extract Technology®, Supreme®, Transcraft®, Walker Engineered Products, and Walker Transport. Learn more at www.wabashnational.com.
Safe Harbor Statement
This press release contains certain forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements convey the Company’s current expectations or forecasts of future events. All statements contained in this press release other than statements of historical fact are forward-looking statements. These forward-looking statements include, among other things, all statements regarding the Company’s outlook for trailer and truck body shipments, backlog, expectations regarding demand levels for trailers, truck bodies, non-trailer equipment and our other diversified product offerings, pricing, profitability and earnings, cash flow and liquidity, opportunity to capture higher margin sales, new product innovations, our growth and diversification strategies, our expectations for improved financial performance during the course of the year and our expectations with regards to capital allocation. These and the Company’s other forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those implied by the forward-looking statements. Without limitation, these risks and uncertainties include a continued or prolonged shutdown or reduction of our operations, substantially reduced customer orders or sales volumes and supply disruptions due to the coronavirus (COVID-19) outbreak, the continued integration of Supreme into the Company’s business, adverse reactions to the transaction by customers, suppliers or strategic partners, uncertain economic conditions including the possibility that customer demand may not meet our expectations, increased competition, reliance on certain customers and corporate partnerships, risks of customer pick-up delays, shortages and costs of raw materials including the impact of tariffs or other international trade developments, risks in implementing and sustaining improvements in the Company’s manufacturing operations and cost containment, dependence on industry trends and timing, supplier constraints, labor costs and availability, customer acceptance of and reactions to pricing changes and costs of indebtedness. Readers should review and consider the various disclosures made by the Company in this press release and in the Company’s reports to its stockholders and periodic reports on Forms 10-K and 10-Q.
# # #

WABASH NATIONAL CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited - dollars in thousands)

	June 30, 2020	December 31, 2019
Assets
Current assets:
Cash and cash equivalents	$135,993	$140,516
Accounts receivable, net	123,952	172,737
Inventories	201,068	186,914
Prepaid expenses and other	41,836	41,222
Total current assets	502,849	541,389
Property, plant, and equipment, net	218,637	221,346
Goodwill	204,418	311,026
Intangible assets, net	178,836	189,898
Other assets	37,525	40,932
Total assets	$1,142,265	$1,304,591
Liabilities and Stockholders’ Equity
Current liabilities:
Current portion of long-term debt	$—	$—
Current portion of finance lease obligations	337	327
Accounts payable	124,747	134,821
Other accrued liabilities	107,030	124,230
Total current liabilities	232,114	259,378
Long-term debt	455,800	455,386
Finance lease obligations	206	378
Deferred income taxes	35,179	37,576
Other non-current liabilities	25,749	30,885
Total liabilities	749,048	783,603
Commitments and contingencies
Stockholders’ equity:
Common stock 200,000,000 shares authorized, $0.01 par value, 52,906,115 and 53,473,620 shares outstanding, respectively	753	750
Additional paid-in capital	639,330	638,917
Retained earnings	106,656	221,841
Accumulated other comprehensive losses	(6,915)	(3,978)
Treasury stock at cost, 22,500,750 and 21,640,109 common shares, respectively	(346,607)	(336,542)
Total stockholders' equity	393,217	520,988
Total liabilities and stockholders’ equity	$1,142,265	$1,304,591

WABASH NATIONAL CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited - dollars in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Net sales	$339,153	$626,053	$726,227	$1,159,227
Cost of sales	304,832	538,403	655,163	1,002,887
Gross profit	34,321	87,650	71,064	156,340
General and administrative expenses	19,633	26,509	45,825	56,649
Selling expenses	4,886	8,494	12,884	16,717
Amortization of intangible assets	5,493	5,109	10,988	10,238
Impairment and other, net	(1,690)	—	105,424	—
Income (loss) from operations	5,999	47,538	(104,057)	72,736
Other income (expense):
Interest expense	(5,882)	(7,020)	(12,154)	(14,110)
Other, net	285	1,081	405	912
Other expense, net	(5,597)	(5,939)	(11,749)	(13,198)
Income (loss) before income tax expense (benefit)	402	41,599	(115,806)	59,538
Income tax expense (benefit)	548	10,639	(9,013)	13,798
Net (loss) income	$(146)	$30,960	$(106,793)	$45,740

Net (loss) income per share:
Basic	$0.00	$0.56	$(2.01)	$0.83
Diluted	$0.00	$0.56	$(2.01)	$0.82
Weighted average common shares outstanding (in thousands):
Basic	52,874	55,197	53,015	55,233
Diluted	52,874	55,668	53,015	55,719

Dividends declared per share	$0.08	$0.08	$0.160	$0.160

WABASH NATIONAL CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited - dollars in thousands)

	Six Months Ended June 30,
	2020	2019
Cash flows from operating activities
Net (loss) income	$(106,793)	$45,740
Adjustments to reconcile net (loss) income to net cash provided by operating activities
Depreciation	11,657	10,957
Amortization of intangibles	10,988	10,238
Net (gain) loss on sale of property, plant and equipment	(1,690)	481
Loss on debt extinguishment	—	53
Deferred income taxes	(2,648)	(2,214)
Stock-based compensation	416	5,377
Impairment	107,114	—
Non-cash interest expense	535	523
Accounts receivable	48,785	10,886
Inventories	(14,154)	(80,163)
Prepaid expenses and other	(8,195)	(325)
Accounts payable and accrued liabilities	(22,126)	58,210
Other, net	(1,235)	1,210
Net cash provided by operating activities	$22,654	$60,973
Cash flows from investing activities
Capital expenditures	(10,921)	(14,995)
Proceeds from the sale of property, plant, and equipment	2,725	38
Net cash used in investing activities	$(8,196)	$(14,957)
Cash flows from financing activities
Proceeds from exercise of stock options	—	55
Dividends paid	(8,742)	(9,061)
Borrowings under revolving credit facilities	45,449	288
Payments under revolving credit facilities	(45,449)	(288)
Principal payments under finance lease obligations	(162)	(152)
Principal payments under term loan credit facility	—	(15,470)
Debt issuance costs paid	(12)	(71)
Stock repurchase	(10,065)	(13,852)
Net cash used in financing activities	$(18,981)	$(38,551)
Cash and cash equivalents:
Net (decrease) increase in cash, cash equivalents, and restricted cash	$(4,523)	$7,465
Cash, cash equivalents and restricted cash at beginning of period	140,516	132,690
Cash, cash equivalents, and restricted cash at end of period	$135,993	$140,155

WABASH NATIONAL CORPORATION
SEGMENTS AND RELATED INFORMATION
(Unaudited - dollars in thousands)

Three Months Ended June 30,	Commercial Trailer Products	Diversified Products	Final Mile Products	Corporate and Eliminations	Consolidated
2020
New trailers shipped	8,000	400	—	—	8,400
Used trailers shipped	185	35	—	—	220

New Trailers	$218,753	$28,176	$—	$—	$246,929
Used Trailers	2,273	1,323	—	—	3,596
Components, parts and service	9,571	22,166	2,453	(7,884)	26,306
Equipment and other	1,657	12,286	48,379	—	62,322
Total net external sales	$232,254	$63,951	$50,832	$(7,884)	$339,153
Gross profit	$22,392	$10,761	$1,963	$(795)	$34,321
Income (loss) from operations	$18,599	$2,242	$(6,569)	$(8,273)	$5,999

2019
New trailers shipped	14,250	750	—	—	15,000
Used trailers shipped	—	25	—	—	25

New Trailers	$385,842	$49,325	$—	$—	$435,167
Used Trailers	13	739	—	—	752
Components, parts and service	10,622	29,007	4,447	(6,575)	37,501
Equipment and other	4,387	17,955	130,370	(79)	152,633
Total net external sales	$400,864	$97,026	$134,817	$(6,654)	$626,053
Gross profit	$46,906	$20,123	$21,289	$(668)	$87,650
Income (loss) from operations	$39,918	$8,911	$9,221	$(10,512)	$47,538

Six Months Ended June 30,	Commercial Trailer Products	Diversified Products	Final Mile Products	Corporate and Eliminations	Consolidated
2020
New trailers shipped	16,525	1,050	—	—	17,575
Used trailers shipped	220	70	—	—	290

New Trailers	$456,654	$71,488	$—	$—	$528,142
Used Trailers	2,591	2,533	—	—	5,124
Components, parts and service	18,843	48,248	6,175	(14,984)	58,282
Equipment and other	5,141	24,640	104,927	(29)	134,679
Total net external sales	$483,229	$146,909	$111,102	$(15,013)	$726,227
Gross profit	$46,235	$25,902	$1,719	$(2,792)	$71,064
Income (loss) from operations	$34,470	$(3,828)	$(114,610)	$(20,089)	$(104,057)

2019
New trailers shipped	26,650	1,450	—	—	28,100
Used trailers shipped	50	50	—	—	100

New Trailers	$711,661	$95,124	$—	$—	$806,785
Used Trailers	150	1,326	—	—	1,476
Components, parts and service	20,955	64,891	7,863	(14,495)	79,214
Equipment and other	9,143	35,333	227,803	(527)	271,752
Total net external sales	$741,909	$196,674	$235,666	$(15,022)	$1,159,227
Gross profit	$82,846	$40,222	$34,813	$(1,541)	$156,340
Income (loss) from operations	$66,239	$16,955	$11,090	$(21,548)	$72,736

WABASH NATIONAL CORPORATION
SEGMENT AND COMPANY FINANCIAL INFORMATION
(Unaudited - dollars in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Commercial Trailer Products
Income from operations	$18,599	$39,918	$34,470	$66,239
Adjustments:
Impairment	—	—	377	—
Adjusted operating income	$18,599	$39,918	$34,847	$66,239

Diversified Products
Income (loss) from operations	2,242	8,911	(3,828)	16,955
Adjustments:
Impairment	—	—	10,971	—
Adjusted operating income	2,242	8,911	7,143	16,955

Final Mile Products
(Loss) income from operations	(6,569)	9,221	(114,610)	11,090
Adjustments:
Impairment	—	—	95,766	—
Adjusted operating (loss) income	(6,569)	9,221	(18,844)	11,090

Corporate
Loss from operations	(8,273)	(10,512)	(20,089)	(21,548)

Consolidated
Income (loss) from operations	5,999	47,538	(104,057)	72,736
Adjustments:
Impairment	—	—	107,114	—
Adjusted operating income	$5,999	$47,538	$3,057	$72,736

WABASH NATIONAL CORPORATION
RECONCILIATION OF GAAP FINANCIAL MEASURES TO
NON-GAAP FINANCIAL MEASURES
(Unaudited - dollars in thousands, except per share amounts)

Operating EBITDA[1]:	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Net (loss) income	$(146)	$30,960	$(106,793)	$45,740
Income tax expense (benefit)	548	10,639	(9,013)	13,798
Interest expense	5,882	7,020	12,154	14,110
Depreciation and amortization	11,526	10,646	22,645	21,195
Stock-based compensation	1,333	2,791	416	5,377
Impairment and other, net	(1,690)	—	105,424	—
Other, net	(285)	(1,081)	(405)	(912)
Operating EBITDA	$17,168	$60,975	$24,428	$99,308

Adjusted Net (Loss) Income[2]:	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Net (loss) income	$(146)	$30,960	$(106,793)	$45,740
Adjustments:
Impairment	—	—	107,114	—
Tax effect of aforementioned items	—	—	(2,786)	—
Adjusted net (loss) income	$(146)	$30,960	$(2,465)	$45,740

Adjusted Basic (2020) and Diluted (2019) Earnings Per Share[2]:	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Basic (2020) and diluted (2019) earnings per share	$0.00	$0.56	$(2.01)	$0.82
Adjustments:
Impairment	—	—	2.01	—
Tax effect of aforementioned items	—	—	(0.05)	—
Adjusted basic (2020) and diluted (2019) earnings per share	$0.00	$0.56	$(0.05)	$0.82

Weighted average basic (2020) and diluted (2019) shares outstanding (in thousands)	52,874	55,668	53,015	55,719

1Operating EBITDA is defined as earnings before interest, taxes, depreciation, amortization, stock-based compensation, impairment and other, net, and other non-operating income and expense.
2Adjusted net (loss) income and adjusted basic (2020) and diluted (2019) earnings per share reflect adjustments for non-cash impairment and the related tax effects of these adjustments.

WABASH NATIONAL CORPORATION
RECONCILIATION OF FREE CASH FLOW
(Unaudited - dollars in thousands)

	Six Months Ended June 30,
	2020	2019
Net cash provided by operating activities	$22,654	$60,973
Capital expenditures	(10,921)	(14,995)
Free cash flow[1]	$11,733	$45,978

1 Free cash flow is defined as net cash provided by operating activities minus capital expenditures.